UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, SemGroup Corporation (“SemGroup”) agreed with NGL Energy Partners LP (the “Partnership”) and NGL Energy Holdings LLC, the general partner of the Partnership (the “General Partner”), to terminate SemGroup’s right to appoint two representatives to the Board of Directors (the “Board of Directors”) of the General Partner pursuant to the Third Amended and Limited Liability Company Agreement of the General Partner, as amended, and to cause SemGroup’s two current representatives to resign from the Board.  Accordingly, on October 27, 2014, Carlin G. Conner and Kevin C. Clement, the designated representatives of SemGroup, tendered their resignations from the Board of Directors, effective immediately.  The resignations of Messrs. Conner and Clement were not the result of any disagreement with the Partnership on any matters relating to the Partnership’s operations, policies or practices.

The resignation letters are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Resignation Letter, dated October 27, 2014

99.2	Resignation Letter, dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: October 30, 2014		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter, dated October 27, 2014

99.2	Resignation Letter, dated October 27, 2014